Exhibit 99.2

AUTOMD, INC.

INVESTOR RIGHTS AGREEMENT

AUTOMD, INC.

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 8th day of October, 2014, by and among AUTOMD, INC., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Common Stock (the “Common Stock”) pursuant to that certain Common Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”), and certain of the Investors are existing holders of the Common Stock;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Designated Director” shall have the meaning given in Section 3.2.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

(e) “Qualified Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act which issuance generates net proceeds of at least $30 million for the Company.

(f) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) “Registrable Securities” means any Common Stock of the Company (or any Common Stock issuable upon the conversion or exercise of any warrant, right or other security which is issued) or any dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock of the Company. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(h) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j) “SEC” or “Commission” means the Securities and Exchange Commission.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(m) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(i) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

(ii) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After a Qualified Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of such individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Qualified Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from Holders of at least 10% in the aggregate of then-outstanding Registrable Securities (collectively, the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of their Registrable Securities, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the sixth anniversary of the date of this Agreement;

(ii) after the Company has effected one registration pursuant to this Section 2.2, and such registration has been declared or ordered effective;

(iii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Qualified Initial Offering within ninety (90) days;

(iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter, in good faith, advises the Board of Directors of the Company that the requested registration of Registrable Securities pursuant to this Section 2.3 will interfere with the successful marketing of the proposed offering, then the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is a Qualified Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including

Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) to undertake any subsequent registration.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.6 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2.

2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance solely upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) If, and only if, the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.7 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of such individual Holder, or (c) is an entity affiliated by common control (or other related entity) with such Holder provided, however, (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.9 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Qualified Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided that all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities are bound by and have entered into similar agreements.

2.11 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the Holder’s obligations under Section 2.10 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.10 and this Section 2.11 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such shares of Common Stock (or other securities) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.10 and 2.11. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.10 and 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.13 Termination of Demand Registration Rights. The right of any Holder to request registration of Registrable Securities in any registration pursuant to Section 2.2 hereof shall terminate upon such time as such Holder holds less than 10% of the Company’s outstanding Common Stock and the Company has completed its Qualified Initial Offering.

2.14 Termination of Piggyback Registration Rights. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to Section 2.3 hereof shall terminate upon such time as such Holder holds less than 1% of the Company’s outstanding Common Stock, the Company has completed its Qualified Initial Offering and all Registrable Securities of the Company held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 60 days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be reviewed or audited by independent public accountants of national standing selected by the Company’s Board of Directors.

(b) The Company will furnish to each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 30 days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(c) The Company will furnish each Investor, at least 30 days prior to the beginning of each fiscal year, an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto).

(d) Notwithstanding the provisions of Section 3.1(a), (b) and (c) to the contrary, the Company shall not be required to provide any Investor the information required pursuant to Section 3.1(a), (b) or (c) to the extent that such disclosure would cause U.S. Auto Parts Network, Inc. (“U.S. Auto Parts”) to violate Regulation FD under the Exchange Act, in which case the Company shall promptly notify the Investors of such potential violation and shall work in good faith with the Investors to determine alternatives, within the limitations of all securities laws and regulations applicable to U.S. Auto Parts and the Company, to provide the Investors with reasonable information about the Company.

(e) Notwithstanding anything else set forth in this Agreement to the contrary (including, without limitation, this Section 3.1 or Section 3.4), the Company shall not be required to furnish any information that the Company deems to be confidential information of the Company, as determined by the Company in its sole and absolute discretion, to Muzzy-Lyon Auto Parts, Inc. (“Muzzy-Lyon”), its parent Federal-Mogul Motorparts Corporation or their subsidiaries or affiliates, or any director, officer, stockholder, affiliate, or agent of such entities.

3.2 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.2 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to such Investor free of any obligation of confidentiality; (iv) that is developed by such Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law. Neither Muzzy-Lyon nor Manheim Investments, Inc. (“Cox”) shall be subject to, or be required to comply with, the provisions of this Section 3.2. In the event that Muzzy-Lyon or Cox elects to designate a representative to the Company’s Board of Directors (a “Designated Director”), then (x) only such Designated Director individually, and not Muzzy-Lyon or Cox, as applicable, its parent or their subsidiaries, affiliates, directors, officers, stockholders or agents, shall have any obligations to the Company and its shareholders, and (y) such Designated Director shall only have such obligations as are imposed by applicable state and federal securities laws and fiduciary duties imposed by the General Corporation Law of the State of Delaware on members of the Company’s Board of Directors.

3.3 Related-Party Transactions. The Company shall not, without the prior approval of a majority of the members of the Board of Directors who are not Interested Members, and except for the transactions contemplated by this Agreement, the Purchase Agreement and the documents delivered in connection therewith, authorize or enter into any transaction with (i) any director or officer, or any member of such director’s or officer’s immediate family or (ii) any Investor or such Investor’s affiliates (any such related-party transaction, a “Related Transaction”); provided further, that any Related Transaction with total potential consideration in excess of $1,000,000 shall require a fairness opinion from a firm selected by a majority of the members of the Company’s Board of Directors who are not Interested Members. For purposes of this Section 3.3, “Interested Members” shall mean any director who (1) is an executive officer or employee of the Company or U.S. Auto Parts or (2) who has or will have a direct or indirect material interest in the Related Transaction (including any financial or other interest in such Related Transaction) or whose Immediate Family Member (as defined below) has or will have a direct or indirect material interest in the Related Transaction. “Immediate Family Member” means a child, stepchild, parent, stepparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director.

3.4 Board Observers.

(a) If U.S. Auto Parts is not represented on the Company’s Board of Directors and so long as U.S. Auto Parts and/or any person or entity affiliated with U.S. Auto Parts together own at least 5% of the then-outstanding Registrable Securities of the Company, the Company shall (a) permit one representative of U.S. Auto Parts to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity and (b) give such representative copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time that it provides such materials to such directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if (i) the Board of Directors of the Company determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, or to protect confidential proprietary information of the Company, its affiliates or any third party or to comply with applicable state and federal securities laws or (ii) to enable the Board of Directors of the Company (or any committee thereof) to in good faith discuss matters relating to agreements and the business relationship between the Company and U.S. Auto Parts for reasonable portions of a meeting.

(b) If Oak Investment Partners XI, L.P. (“Oak”) is not represented on the Company’s Board of Directors and so long as Oak and/or any person or entity affiliated with Oak together own at least 5% of the then-outstanding Registrable Securities of the Company, the Company shall (a) permit one representative of Oak to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity and (b) give such representative copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time that it provides such materials to such directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if (i) the Board of Directors of the Company determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, or to protect confidential proprietary information of the Company, its affiliates or any third party or to comply with applicable state and federal securities laws or (ii) to enable the Board of Directors of the Company (or any committee thereof) to in good faith discuss matters relating to agreements and the business relationship between the Company and Oak for reasonable portions of a meeting.

(c) For so long as the Sol Khazani Living Trust owns at least 2% of the then-outstanding Registrable Securities of the Company, the Company shall (a) permit one representative of the Sol Khazani Living Trust to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity and (b) give such representative copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time that it provides such materials to such directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if (i) the Board of Directors of the Company determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, or to protect confidential proprietary information of the Company, its affiliates or any third party or to comply with applicable state and federal securities laws or (ii) to enable the Board of Directors of the Company (or any committee thereof) to in good faith discuss matters relating to agreements and the business relationship between the Company and the Sol Khazani Living Trust for reasonable portions of a meeting.

(d) If Muzzy-Lyon is not represented on the Company’s Board of Directors and so long as Muzzy-Lyon and/or any person or entity affiliated with Muzzy-Lyon together own at least 5% of the then-outstanding Registrable Securities of the Company, the Company shall (a) permit one representative of Muzzy-Lyon to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity and (b) give such representative copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time that it provides such materials to such directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if (i) the Company determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, or to protect confidential or proprietary information of the Company, its affiliates or any third party or to comply with applicable state and federal securities laws or (ii) to enable the Board of Directors of the Company (or any committee thereof) to in good faith discuss matters relating to agreements and the business relationship between the Company and Muzzy-Lyon for reasonable portions of a meeting. The Company acknowledges and agrees that Muzzy-Lyon (including any observer of the Company’s Board of Directors representing Muzzy-Lyon) shall not owe any duties, including, without limitation, fiduciary duties, or confidentiality obligations, to the Company, its stockholders or otherwise due to Muzzy-Lyon’s board observer rights. In the event that Muzzy-Lyon elects to designate a Designated Director, then (x) only such Designated Director individually, and not Muzzy-Lyon, its parent or their subsidiaries, affiliates, directors, officers, stockholders or agents shall have any obligations to the Company and its shareholders, and (y) such Designated Director shall only have such obligations as are imposed by applicable state and federal securities laws and fiduciary duties imposed by the General Corporation Law of the State of Delaware on members of the Company’s Board of Directors.

(e) If Cox is not represented on the Company’s Board of Directors and so long as Cox and/or any person or entity affiliated with Cox together own at least 5% of the then-outstanding Registrable Securities of the Company, the Company shall (a) permit one representative of Cox to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity and (b) give such representative copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time that it provides such materials to such directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if (i) the Company determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, or to protect confidential or proprietary information of the Company, its affiliates or any third party or to comply with applicable state and federal securities laws or (ii) to enable the Board of Directors of the Company (or any committee thereof) to in good faith discuss matters relating to agreements and the business relationship between the Company and Cox for reasonable portions of a meeting. The Company acknowledges and agrees that Cox (including any observer of the Company’s Board of Directors representing Cox) shall not owe any duties, including, without limitation, fiduciary duties, or confidentiality obligations, to the Company, its stockholders or otherwise due to Cox’s board observer rights. In the event that Cox elects to designate a Designated Director, then (x) only such Designated Director individually, and not Cox, its parent or their subsidiaries, affiliates, directors, officers, stockholders or agents shall have any obligations to the Company and its shareholders, and (y) such Designated Director shall only have such obligations as are imposed by applicable state and federal securities laws and fiduciary duties imposed by the General Corporation Law of the State of Delaware on members of the Company’s Board of Directors

(f) Subject to compliance with applicable state and federal securities laws and fiduciary duties imposed by the General Corporation Law of the State of Delaware on members of the Company’s Board of Directors, nothing in this Agreement shall be construed to prohibit Muzzy-Lyon or Cox, or any person or entity affiliated with Muzzy-Lyon or Cox, as applicable, from, either individually or together with one or more other persons, engaging or investing in, and devoting its time to, any other business venture, transaction or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company and whether or not such activity constitutes a “corporate opportunity” to which the Company could avail itself. Neither the Company nor any stockholder thereof shall have any right by virtue of this Agreement, or the relationship created hereby, to participate in or join such other venture, transaction or activity of Muzzy-Lyon or Cox or any person or entity affiliated with Muzzy-Lyon or Cox (or to the income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company or a potential “corporate opportunity” of the Company, shall not be deemed wrongful or improper. Neither Muzzy-Lyon nor Cox nor any person or entity affiliated with Muzzy-Lyon or Cox, as applicable, shall have any obligation or duty to communicate or offer to the Company any opportunity with respect to a potential transaction, agreement, arrangement or other matter of which Muzzy-Lyon or Cox, as applicable, has knowledge that may be a “corporate opportunity” of the Company.

3.5 Dividends or Distributions. In addition to any other vote or consent required by law, the vote or written consent of the holders of at least 66 2/3% of the then outstanding Registrable Securities shall be necessary for the Company to effect or validate any redemption, repurchase, payment or declaration of dividends or other distributions with respect to the Company’s Common Stock, except for (i) acquisitions of Common Stock by the Company pursuant to the Company Buyout Option (as defined in Section 4.8), (ii) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares from management level employees of the Company at cost (or the lesser of cost or fair market value) upon termination of services to the Company, in an aggregate amount not to exceed $500,000 or (iii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares; provided that the Board of Directors of the Company shall not declare any dividends or other distributions with respect to the Company’s Common Stock unless such dividends or other distributions are made available on a pro rata basis to all stockholders.

3.6 Competitive Information. The Company will use its good faith efforts to prevent its disclosure, directly or indirectly, to any Investor of competitively sensitive material information about a competitor of such Investor, including pricing and margin information and terms of sale.

3.7 Transfer Restriction.

(a) Prior to October 8, 2017, U.S. Auto Parts shall not transfer shares of capital stock of the Company owned by U.S. Auto Parts or enter into any transaction or arrangement (including, without limitation, any sale, gift, merger or consolidation) that would result in U.S. Auto Parts owning, at any time, less than 50% of the shares of capital stock of the Company (a “Restricted Transfer”) without the prior written consent of Muzzy-Lyon, Cox, Oak and the Sol Khazani Living Trust; provided, however, that in the event of a proposed Restricted Transfer for which any of Muzzy-Lyon, Cox, Oak or the Sol Khazani Living Trust does not provide its written consent (such non consenting party, the “Non-Consenting Party”), in the alternative, upon not less than 30 days prior written notice to such Non-Consenting Party, U.S. Auto Parts may elect, at its sole option, to:

(i) In the event that Muzzy-Lyon is a Non-Consenting Party, purchase all shares of the Company’s Common Stock then owned by Muzzy-Lyon (up to a maximum of 3,000,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof ) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed;

(ii) In the event that Cox is a Non-Consenting Party, purchase all shares of the Company’s Common Stock then owned by Cox (up to a maximum of 2,000,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof ) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed;

(iii) In the event that Oak is a Non-Consenting Party, purchase all shares of the Company’s Common Stock then owned by Oak (up to a maximum of 1,500,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof ) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed; and

(iv) In the event that the Sol Khazani Living Trust is a Non-Consenting Party, purchase all shares of the Company’s Common Stock then owned by the Sol Khazani Living Trust (up to a maximum of 500,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof ) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed.

(b) All shares of the Company’s Common Stock purchased by U.S. Auto Parts pursuant to this Section 3.7(a) shall be defined as the “Subject Stock” and the exercise by U.S. Auto Parts of its option to purchase shares of Common Stock from a Non-Consenting Party pursuant to this Section 3.7(a) shall be defined at the “PRTS Buyout Option”.

(c) In the event that U.S. Auto Parts elects to exercise the PRTS Buyout Option with respect to all Non-Consenting Parties to any Restricted Transfer, U.S. Auto Parts shall consummate the PRTS Buyout Option with respect to all such Non-Consenting Parties prior to the consummation of the applicable Restricted Transfer and shall be entitled to consummate such Restricted Transfer once the PRTS Buyout Option has so been consummated with respect to all the applicable Non-Consenting Parties.

(d) In connection with the consummation of the PRTS Buyout Option, each Non-Consenting Party shall represent and warrant to U.S. Auto Parts that: (a) such Non-Consenting Party is the beneficial owner of the Subject Stock being sold by such Non-Consenting Party, free and clear of any liens, encumbrances, taxes, security interests, equities, claims or demands or any restrictions on transfer or cancellation; (b) such Non-Consenting Party has the absolute and unrestricted right, power and capacity to deliver the Subject Stock being sold by such Non-Consenting Party to U.S. Auto Parts; and (c) the sale of the Subject Stock to U.S. Auto Parts by such Non-Consenting Party will not violate any order, decree, ruling, injunction or other restriction of any government, governmental agency or court to which such Non-Consenting Party is subject.

(e) Neither the Company, U.S. Auto Parts, Muzzy-Lyon, Cox, Oak nor the Sol Khazani Living Trust makes any representation as to the tax consequences to the other of the transactions provided for in this Section 3.7, which consequences, if any, shall be the sole responsibility of each such party for its own account.

3.8 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate upon the earlier of (i) the effective date of the registration statement pertaining to a Qualified Initial Offering or (ii) upon the closing of an Acquisition or Asset Transfer (each as defined below); provided, however, that prior to October 8, 2017, (i) if Muzzy-Lyon and/or any person or entity affiliated with Muzzy-Lyon owns any shares of then-outstanding Registrable Securities of the Company, no Acquisition or Asset Transfer will be permitted without the consent of Muzzy Lyon, (ii) if Oak and/or any person or entity affiliated with Oak owns any shares of then-outstanding Registrable Securities of the Company, no Acquisition or Asset Transfer will be permitted without the consent of Oak, (iii) if the Sol Khazani Living Trust owns any shares of then-outstanding Registrable Securities of the Company, no Acquisition or Asset Transfer will be permitted without the consent of the Sol Khazani Living Trust and (iv) if Cox owns any shares of then-outstanding Registrable Securities of the Company, no Acquisition or Asset Transfer will be permitted without the consent of Cox; provided, however, that in the event of a proposed Acquisition or Asset Transfer for which Muzzy-Lyon, Oak, the Sol Khazani Living Trust or Cox does not provide its written consent, and such written consent is required pursuant to this Section 3.8, in the alternative, upon not less than 30 days prior written notice to each such non-consenting party, the Company may elect, at its sole option (subject to the requirement set forth below that such exercise has been approved by the Board of Directors of U.S. Auto Parts), to exercise the Company Buyout Option (as defined and pursuant to the terms set forth below in Section 4.8(b), (c) and (d)). In the event that the Company elects to exercise the Company Buyout Option, such transaction shall be consummated prior the consummation of any such Acquisition or Asset Transfer. Notwithstanding the foregoing, the Company shall not be permitted to exercise the Company Buyout Option unless and until the Board of Directors of U.S. Auto Parts has approved the Company’s exercise of the Company Buyout Option by providing its written consent to an officer or director of the Company.

For purposes of this Agreement “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization of the Company, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions (subject to compliance of such transaction or transactions with Section 4) principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

For purposes of this Agreement “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor, as defined below, shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Major Investor” shall mean (i) between the period beginning from the date of this Agreement and ending on the third anniversary of this Agreement, each Investor, and (ii) following the third anniversary of this Agreement, only each Investor who, together with any person or entity affiliated with such Investor, holds at least 5% of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon the exercise of outstanding warrants or options). The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right. Notwithstanding anything to the contrary contained in this Agreement, in lieu of exercising its right of first refusal under this Section 4 in connection with the Company’s issuance of additional Equity Securities, any Major Investor may instead require that the Company exercise the Company Buyout Option (as defined in Section 4.8 below) with respect to its shares, provided, however, that the Company would not be obligated to pay the Interest Payment.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have 15 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Sale Without Notice. In lieu of giving notice to the Major Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Major Investors within 30 days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Major Investor shall have 20 days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Major Investor, maintain such Major Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities after giving effect to all such purchases and the Company’s issuances. The closing of such sale shall occur within 60 days of the date of notice to the Major Investors. The Major Investors may still require that the Company exercise the Company Buyout Option in connection with a sale made pursuant to this Section 4.4.

4.5 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Qualified Initial Offering or (ii) an Acquisition or Asset Transfer. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities held by all Major Investors, or as permitted by Section 5.5.

4.6 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.8.

4.7 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company’s Board of Directors, provided, however, that such Common Stock and rights therefor may not exceed 10% of all issued and outstanding Common Stock of the Company at any time;

(b) stock issued pursuant to any rights or agreements, options, warrants or convertible securities permitted by and issued after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; provided that prior to October 8, 2017, (i) if Muzzy-Lyon and/or any person or entity affiliated with Muzzy-Lyon owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(c) shall have been approved by Muzzy-Lyon, (ii) if Oak and/or any person or entity affiliated with Oak owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(c) shall have been approved by Oak, (iii) if the Sol Khazani Living Trust owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(c) shall have been approved by the Sol Khazani Living Trust and (iv) if Cox owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(c) shall have been approved by Cox;

(d) any Equity Securities issued in connection with any stock split or stock dividend by the Company;

(e) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that prior to October 8, 2017, (i) if Muzzy-Lyon and/or any person or entity affiliated with Muzzy-Lyon owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(e) shall have been approved by Muzzy-Lyon, (ii) if Oak and/or any person or entity affiliated with Oak owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(e) shall have been approved by Oak, (iii) if the Sol Khazani Living Trust owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(e) shall have been approved by the Sol Khazani Living Trust and (iv) if Cox owns any shares of then-outstanding Registrable Securities of the Company, any issuance contemplated by this Section 4.7(e) shall have been approved by Cox;

(f) any Equity Securities that are issued by the Company pursuant to an underwritten public offering of up to 19.9% of the fully diluted common stock of the Company if such issuance generates net proceeds of at least $30 million for the Company; and

(g) any Equity Securities issued by the Company pursuant to the terms of the Purchase Agreement.

4.8 Company Buyout Option.

(a) Prior to October 8, 2017, the Company shall not issue Equity Securities pursuant to Section 4.7(c) or 4.7(e) (a “Dilutive Issuance”) (i) if Muzzy-Lyon and/or any person or entity affiliated with Muzzy-Lyon owns any shares of then-outstanding Registrable Securities of the Company, without the consent of Muzzy Lyon, (ii) if Oak and/or any person or entity affiliated with Oak owns any shares of then-outstanding Registrable Securities of the Company, without the consent of Oak, (iii) if the Sol Khazani Living Trust owns any shares of then-outstanding Registrable Securities of the Company, without the consent of the Sol Khazani Living Trust and (iv) if Cox owns any shares of then-outstanding Registrable Securities of the Company, without the consent of Cox; provided, however, that in the event of a proposed Dilutive Issuance for which any of Muzzy-Lyon, Oak, the Sol Khazani Living Trust or Cox does not provide its written consent, and such written consent is required pursuant to this Section 4.8(a) (such non consenting party, the “Option Non-Consenting Party”), in the alternative, upon not less than 30 days prior written notice to such Option Non-Consenting Party, the Company may elect, at its sole option (subject to the requirement set forth below that such exercise has been approved by the Board of Directors of U.S. Auto Parts), to exercise the Company Buyout Option (as defined below). In the event that the Company elects to exercise the Company Buyout Option with respect to all Option Non-Consenting Parties to any Dilutive Issuance, the Company shall consummate the Company Buyout Option with respect to all such Option Non-Consenting Parties prior to the consummation of the applicable Dilutive Issuance and shall be entitled to consummate such Dilutive Issuance once the Company Buyout Option has so been consummated with respect to all the applicable Option Non-Consenting Parties. Notwithstanding the foregoing, the Company shall not be permitted to exercise the Company Buyout Option unless and until the Board of Directors of U.S. Auto Parts has approved the Company’s exercise of the Company Buyout Option by providing its written consent to an officer or director of the Company.

(b) The “Company Buyout Option” shall mean:

(i) In the event that Muzzy-Lyon is an Option Non-Consenting Party, the Company’s repurchase of all shares of the Company’s Common Stock then owned by Muzzy-Lyon (up to a maximum of 3,000,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed (the “Interest Payment”), provided, however, that the Interest Payment will not be owing if the Dilutive Issuance does not result in a Change of Control, where a “Change of Control” is defined for purposes of this Section 4.8(b)(i) as any transaction or series of related transactions (other than a merger) to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred;

(ii) In the event that Cox is an Option Non-Consenting Party, the Company’s repurchase of all shares of the Company’s Common Stock then owned by Cox (up to a maximum of 2,000,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed (the “Interest Payment”), provided, however, that the Interest Payment will not be owing if the Dilutive Issuance does not result in a Change of Control, where a “Change of Control” is defined for purposes of this Section 4.8(b)(ii) as any transaction or series of related transactions (other than a merger) to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred;

(iii) In the event that Oak is an Option Non-Consenting Party, the Company’s repurchase of all shares of the Company’s Common Stock then owned by Oak (up to a maximum of 1,500,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed (the “Interest Payment”), provided, however, that the Interest Payment will not be owing if the Dilutive Issuance does not result in a Change of Control, where a “Change of Control” is defined for purposes of this Section 4.8(b)(iii) as any transaction or series of related transactions (other than a merger) to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; and

(iv) In the event that the Sol Khazani Living Trust is an Option Non-Consenting Party, the Company’s repurchase of all shares of the Company’s Common Stock then owned by the Sol Khazani Living Trust (up to a maximum of 500,000 shares, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof) at a purchase price equal to $1.00 per share (as adjusted for any stock combinations, splits, recapitalizations and the like after the date hereof) plus an annual rate of 10% thereon, compounded annually from the date of this Agreement computed on the basis of a year of 365 or 366 days for the actual number of days elapsed (the “Interest Payment”), provided, however, that the Interest Payment will not be owing if the Dilutive Issuance does not result in a Change of Control, where a “Change of Control” is defined for purposes of this Section 4.8(b)(iv) as any transaction or series of related transactions (other than a merger) to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred.

(c) All shares of the Company’s Common Stock repurchased by the Company pursuant to this Section 4.8 shall be defined as the “Company Option Subject Stock”.

(d) In connection with the consummation of a Company Buyout Option, each Option Non-Consenting Party shall represent and warrant to the Company that: (a) such Option Non-Consenting Party is the beneficial owner of the Company Option Subject Stock being sold by such Option Non-Consenting Party, free and clear of any liens, encumbrances, taxes, security interests, equities, claims or demands or any restrictions on transfer or cancellation; (b) such Option Non-Consenting Party has the absolute and unrestricted right, power and capacity to deliver the Company Option Subject Stock being sold by such Option Non-Consenting Party to the Company; and (c) the sale of the Company Option Subject Stock to the Company by such Option Non-Consenting Party will not violate any order, decree, ruling, injunction or other restriction of any government, governmental agency or court to which such Option Non-Consenting Party is subject. Neither the Company, Muzzy-Lyon, Cox, Oak nor the Sol Khazani Living Trust makes any representation as to the tax consequences to the other of the transactions provided for in this Section 4.8, which consequences, if any, shall be the sole responsibility of each such party for its own account.

(e) In the event that the Company’s Board of Directors has approved exercising the Company Buyout Option (and such exercise has been approved by the Board of Directors of U.S. Auto Parts), but at the time of such approval the Company does not have sufficient current assets to consummate such Company Buyout Option, then U.S. Auto Parts shall negotiate the terms of a transaction with the Company pursuant to which the Company shall be provided sufficient funds to consummate the Company Buyout Option (a “PRTS Funding”). Notwithstanding the foregoing, U.S. Auto Parts shall have no obligation to make the PRTS Funding to the Company unless the Board of Directors of U.S. Auto Parts has approved the PRTS Funding and determined that the consummation of the PRTS Funding is in the best interests of U.S. Auto Parts and its stockholders.

SECTION 5. MISCELLANEOUS.

5.1 U.S. Auto IP Litigation Defense.

(a) U.S. Auto Parts shall reimburse the Company for all Expenses incurred by the Company during the Indemnification Period in connection with any IP Proceeding, up to an aggregate maximum amount equal to $2,500,000 (the “Defense Amount”) in connection with all IP Proceedings.

(b) In the event that U.S. Auto Parts breaches its obligations set forth in Section 5.1(a), then Muzzy-Lyon shall provide written notice to U.S. Auto Parts (a “Reimbursement Notice”), which such Reimbursement Notice shall describe in commercially reasonable detail all Expenses which were incurred by the Company during the Indemnification Period that U.S. Auto Parts failed to reimburse the Company for pursuant to its obligations set forth in Section 5.1(a) (such Expenses, the “Unfunded Reimbursement Amounts”).

(c) In the event that U.S. Auto Parts does not reimburse the Company for Unfunded Reimbursement Amounts within 30 days following its receipt of a Reimbursement Notice (up to an aggregate amount not to exceed the Defense Amount), then the Company shall be obligated to pay Muzzy-Lyon an amount equal to such Unfunded Reimbursement Amounts, up to an aggregate amount not to exceed the Defense Amount less the aggregate amount of Expenses reimbursed by U.S. Auto Parts during the Indemnification Period (such amount, the “Remaining Defense Amount”); provided, however, that if at the time any such payment is due the Company does not have sufficient current assets to pay the Remaining Defense Amount to Muzzy-Lyon, U.S. Auto Parts shall provide the necessary funds to the Company to allow it to satisfy its obligations to Muzzy-Lyon under this Section 5.1(c) in full as an expense reimbursement (which expense reimbursement may not result in dilution of any other Investor).

(d) For purposes of this Section 5.1, “Expenses” shall mean all costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by the Company in connection with the investigation, defense or appeal of an IP Proceeding, and amounts paid in any judgment, fine, penalty or settlement by or on behalf of the Company in connection with an IP Proceeding.

(e) For purposes of this Section 5.1, “Indemnification Period” shall mean the period starting with the date of this Agreement and ending on October 8, 2017.

(f) For purposes of this Section 5.1, “IP Proceeding” shall mean any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution, administrative hearing or any other actual or threatened proceeding in which the Company is involved as a party, a central or significant issue of which relates to whether the Company owns or possesses sufficient legal rights to any patent, trademark, service mark, trade name, copyright, trade secret, license, information or other proprietary right necessary for the Company’s business as then being conducted, to avoid infringement of the rights of others.

5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in New York, New York.

5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.4 Entire Agreement. This Agreement and the exhibit hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6 Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Registrable Securities.

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, with written verification of receipt, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Common Stock pursuant to the Purchase Agreement, as may be amended from time to time, any purchaser of such shares of Common Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.7 (c), (e) or (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 No Restrictions. Nothing in this Agreement shall limit the rights of Cox or Muzzy-Lyon, its parent Federal-Mogul Motorparts Corporation or their applicable subsidiaries or affiliates (other than, if applicable, any Designated Director) to conduct their businesses in any manner they choose, including without limitation the right to invest in, or themselves to operate, business lines that are directly competitive with the Company or any website, business or service operated by the Company, to enter into the distribution or auto repair business or to enter into new, or alter their existing, business relationships with any of the Company’s customers, competitors or others with whom the Company has or may in the future have business relationships. In the event that Muzzy-Lyon or Cox elects to designate a Designated Director, then (x) only such Designated Director individually, and not Muzzy-Lyon or Cox, as applicable, its parent or their subsidiaries, affiliates, directors, officers, stockholders or agents shall have any obligations to the Company and its shareholders, and (y) such Designated Director shall only have such obligations as are imposed by applicable state and federal securities laws and fiduciary duties imposed by the General Corporation Law of the State of Delaware on members of the Company’s Board of Directors.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition or Asset Transfer or (ii) the date three years following the closing of the Qualified Initial Offering.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		INVESTORS:
AUTOMD, INC.		U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Tracey Virtue	By:	/s/ Shane Evangelist

Name:	Tracey Virtue	Name:	Shane Evangelist

Title:	President	Title:	CEO
MUZZY-LYON AUTO PARTS, INC.

		By:	/s/ Michelle Taigman

		Name:	Michelle Taigman

		Title:	Assistant Secretary
MANHEIM INVESTMENTS, INC.

		By:	/s/ Joseph Luppino

		Name:	Joseph Luppino

		Title:	Senior Vice President

IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

By: Oak Associates XI, LLC, its General Partner

By:	/s/ Fred Harman

Name: Fred Harman

Title: Managing Member

SOL KHAZANI LIVING TRUST

By:	/s/ Sol Khazani

Name:	Sol Khazani

Title:	Trustee

EXHIBIT A

SCHEDULE OF INVESTORS

U.S. Auto Parts Network, Inc.

16941 Keegan Avenue

Carson, California 90746

Muzzy-Lyon Auto Parts, Inc.

26555 Northwestern Highway

Southfield, MI 48033

Manheim Investments, Inc.

6205 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Oak Investment Partners XI, L.P.

525 University Avenue

Suite 1300

Palo Alto, CA 94301

Sol Khazani Living Trust

578 Washington Blvd#854

Marina Del Rey, Ca 90292